EXHIBIT 10.1
EXECUTION VERSION

CREDIT FACILITY AGREEMENT
dated as of
December 7, 2006
between
GREAT WALL ACQUISITION CORPORATION
The LENDERS Party Hereto
and
DBS BANK LTD,
as Administrative Agent

Up to S$62,000,000

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- ii -

SCHEDULE I — Commitments
SCHEDULE II — Agreements and Liens
SCHEDULE III — Litigation
SCHEDULE IV — Environmental Matters
SCHEDULE V — Subsidiaries and Investments
EXHIBIT A — Form of Assignment and Acceptance

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          CREDIT FACILITY AGREEMENT dated as of December 7, 2006, between GREAT WALL ACQUISITION CORPORATION, the LENDERS party hereto, and DBS BANK LTD, as Administrative Agent.
          The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) make loans to it in an aggregate principal amount not exceeding S$62,000,000 in connection with the acquisition by it of outstanding shares in the capital of ChinaCast Communication Holdings Limited (“ChinaCast”). The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Accounts” means the U.S. Dollar Debt Service Account and the Singapore Dollar Debt Service Account.
          “Acquisition” means the acquisition of shares of ChinaCast by the Borrower to achieve an aggregate holding by the Borrower of more than 50.0% of ChinaCast that is to take place substantially simultaneously with the Effective Date.
          “Acquisition Payment Instruction” means a payment instruction from the Borrower to the Administrative Agent (in a form acceptable to the Administrative Agent) irrevocably authorizing the Administrative Agent to withdraw amounts deposited in the Accounts to fund the purchase price for the acquisition of shares in ChinaCast and related costs and expenses approved by the Lenders.
          “Administrative Agent” means DBS in its capacity as administrative agent for the Lenders hereunder.
          “Advisory Letter” means the letter between the Borrower and DBS dated June 27, 2005 providing for, among other things, the payment of an advisory fee to DBS, as such letter may be amended from time to time.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments or Loans of both Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of both Classes hereunder.
Credit Facility Agreement

          “Applicable Rate” means with respect to Tranche A Loans, 0.20% per annum and, with respect to Tranche B Loans, 2.00% per annum.
          “Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Availability Period” means the Tranche A Availability Period or Tranche B Availability Period, as applicable.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” means Great Wall Acquisition Corporation, a Delaware corporation.
          “Borrowing” means all Loans of the same Class that have the same Interest Period.
          “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Singapore are authorized or required by law to remain closed.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “ChinaCast Payment Instruction” means an irrevocable payment instruction from the Borrower to ChinaCast (acknowledged by ChinaCast) to pay all moneys to be paid by
Credit Facility Agreement

ChinaCast to the Borrower, including but not limited to any dividends or capital distributions, directly into the Singapore Dollar Debt Service Account.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Tranche A Loans or Tranche B Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment or Tranche B Commitment.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means all property (whether tangible or intangible), rights and other interests of the Borrower in which security interests are granted for the benefit of the Secured Parties under the Security Documents.
          “Commitment” means a Tranche A Commitment or Tranche B Commitment, or any combination thereof (as the context requires).
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “DBS” means DBS Bank Ltd.
          “Deed of Charge over Accounts” means a Deed of Charge over Accounts between the Borrower and the Administrative Agent pursuant to which the Borrower will charge to the Administrative Agent the Accounts by way of a fixed charge.
          “Deed of Share Charge” means a Deed of Share Charge between the Borrower and the Administrative Agent, pursuant to which the Borrower will charge to the Administrative Agent all of its entitlements to shares it holds from time to time in ChinaCast.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Default Interest Period” means, during any period while any principal of any Loan or any other amount under this Agreement or any other Loan Document is not paid when due, each successive period as the Administrative Agent shall from time to time (with the approval of the Required Lenders) choose; provided that (a) no such period shall exceed one month’s duration, (b) the first such period shall commence as of the date on which such principal or other amount became due and each succeeding such period shall commence upon the expiry of the immediately preceding such period and (c) in the absence of or pending such consent from the Required Lenders, each Default Interest Period shall have a duration of one week.
          “Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule III and the environmental matters disclosed in Schedule IV.
Credit Facility Agreement

          “Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.
          “Dollars” or “$” refers to lawful money of the United States of America.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Environmental Claim” means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a “claim”) by any other Person alleging or asserting such Person’s liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, at any location, whether or not owned by such Person, of any material (“Hazardous Material”) the exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term “Environmental Claim” shall include any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Equity Issuance” means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any wholly owned Subsidiary of the Borrower or (y) any capital contribution by the Borrower or any wholly owned Subsidiary of the Borrower to any Subsidiary of the Borrower.
Credit Facility Agreement

          “Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.13(e), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.13(a).
Credit Facility Agreement

          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has
Credit Facility Agreement

been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Interest Payment Date” means, with respect to any Loan, the last day of each Interest Period therefor.
          “Interest Period” means (a) for any Tranche A Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the applicable Maturity Date and (b) for any Tranche B Loan or Borrowing, each successive period of one month commencing on the date of such Loan or Borrowing; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period (other than an Interest Period that ends on the applicable Maturity Date that is permitted to be of less than one month’s duration, as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period which would otherwise end after the applicable Maturity Date shall end on such Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent continuation of such Loan, and the date of a Borrowing comprising Loans that have been continued shall be the effective date of the most recent continuation of such Loans.
          “Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.
Credit Facility Agreement

          “Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loan Documents” means, collectively, this Agreement, the Advisory Letter, the Payment Instructions and the Security Documents.
          “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
          “LTV Ratio” has the meaning specified in Section 2.07(b)(iii).
          “Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
          “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower of any of its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.
          “Maturity Date” means (a) with respect to Tranche A Loans, the Tranche A Maturity Date and (b) with respect to Tranche B Loans, the Tranche B Maturity Date.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Available Proceeds” means:
          (a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (i) Net Available Proceeds shall be net of (x) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition and (y) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition) and (ii) Net Available Proceeds shall be net of any repayments by the Borrower or any of its Subsidiaries of
Credit Facility Agreement

Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and
          (b) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.
          “Nominee” means DBS Nominees (Private) Limited.
          “Obligations” shall mean the obligations to pay the principal of and interest (including default interest) on the Loans and all commissions, fees, indemnities, and other amounts payable to the Lenders and the Administrative Agent under the Loan Documents.
          “Offer” means the public offer for shares of ChinaCast made by the Borrower and announced through the SGX via MASNET on or about December 7, 2006 (including any extensions thereof).
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
          “Payment Instructions” means the Acquisition Payment Instruction, the Trustee Payment Instruction and the ChinaCast Payment Instruction.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Encumbrances” means:
          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
          (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
          (d) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and
Credit Facility Agreement

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
          “Permitted Investments” means:
          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., or from Moody’s Investors Services, Inc;
          (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and
          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Process Agent” has the meaning specified in Section 9.09(d).
          “Quotation Day” means, in relation to any Interest Period, two Business Days before the first day of that Interest Period.
          “Record Date” means the date on which shares held by the Borrower’s shareholders who voted against the Acquisition and demanded their shares to be converted into cash are converted into cash.
Credit Facility Agreement

          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Release Date” means the day on which all Obligations (whether or not due and payable) have been unconditionally paid in full (without the possibility of rescission, restoration or any other requirement that such amount be repaid by any Secured Party as a result of the insolvency, bankruptcy, administration or reorganization of the Borrower or any other Person or otherwise) and all other obligations of the Borrower under the Loan Documents have been unconditionally discharged in accordance therewith.
          “Required Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments and such Lenders represent 50.1% of the sum of the total outstanding Loans and unused Commitments at such time. The “Required Lenders” of a particular Class of Loans means Lenders having outstanding Loans and unused Commitments of such Class representing at least 50.1% of the total outstanding Loans and unused Commitments of such Class at such time.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.
          “Screen Rate” mean the rate per annum for the relevant period displayed on page 50157 of the Telerate Screen under the caption “ASSOCIATION OF BANKS IN SINGAPORE SIBOR AND SWAP OFFER RATE FIXING AT 11 A.M. SINGAPORE TIME”. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower.
          “SEC” means the United States Securities and Exchange Commission.
          “Secured Parties” means the Lenders and the Administrative Agent.
          “Security Agreement” means the Security Agreement between the Borrower and the Administrative Agent pursuant to which the Borrower will grant to the Administrative Agent a security interest over all its present and future assets.
          “Security Documents” means, collectively, the Deed of Share Charge, the Deed of Charge over Accounts, the Security Agreement and all Uniform Commercial Code or other financing statements required to be filed with respect to the security interests created pursuant to the Deed of Share Charge and the Deed of Charge over Accounts and the Security Agreement.
Credit Facility Agreement

          “SGX” has the meaning set forth in Section 2.07(b)(iii).
          “Singapore Dollar Debt Service Account” means the account no. 003-904242-6 denominated in Singapore Dollars and maintained in cash and opened and maintained by the Borrower in Singapore with DBS, to be solely operated by the Administrative Agent.
          “Singapore Dollars” or “S$” refers to lawful money of the Republic of Singapore.
          “Singapore Takeover Code” means the Singapore Code on Takeovers and Mergers issued under the Securities and Futures Act, Chapter 289 of Singapore.
          “Sub-Account” means the securities sub-account to be maintained by the Borrower with the Nominee.
          “Sub-Account Agreement” means the application to open a book-entry securities sub-account to be dated on or about the date hereof between the Borrower and the Nominee pursuant to which the Borrower will establish the Sub-Account with the Nominee.
          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower. For purposes of this definition, ChinaCast shall at all times be deemed to be a Subsidiary of the Borrower.
          “Swap Rate” mean, in relation to any Loan:
          (a) the applicable Screen Rate as of 11.00 a.m. on the Quotation Day for the displaying of the swap rate for a period comparable to the applicable Interest Period or Default Interest Period for that Loan; or
          (b) (if no Screen Rate is available for the Interest Period or Default Interest Period of that Loan) the rate quoted by the Administrative Agent to leading banks in the Singapore interbank market, to be in relation for the applicable Interest Period or Default Interest Period for that Loan equal to Y (rounded upwards to four decimal places) calculated in accordance with the following formula:
          where:
Credit Facility Agreement

F = the premium (being a positive number) or the discount (being a negative number), as the case may be, which would have been paid or received by the Administrative Agent in offering to sell US Dollars forward in exchange for Singapore Dollars on the last day of that Interest Period or Default Interest Period in the Singapore interbank market as of 11:00 a.m. on the Quotation Day;
S = the exchange rate at which the Administrative Agent sells US Dollars spot in exchange for Singapore Dollars in the Singapore foreign exchange market, as quoted by the Administrative Agent as of 11:00 a.m. on the Quotation Day;
R = the rate at which the Administrative Agent is offering US Dollar deposits for that Interest Period or Default Interest Period in an amount comparable to the US Dollar equivalent of that Loan (such US Dollar equivalent to be determined by the Administrative Agent at such rate or rates as the Administrative Agent determines to be most appropriate) to prime banks in the Singapore interbank market as of 11:00 a.m. on the Quotation Day; and
N = the actual number of days in that Interest Period or Default Interest Period.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Tranche A”, when used in reference to any Borrowing, refers to whether the Loans constituting such Borrowing are made pursuant to Section 2.01(a).
          “Tranche A Availability Period” means the period from and including the Effective Date to and including December 27, 2006
          “Tranche A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche A Loans hereunder during the Tranche A Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche A Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Commitment is the amount set forth on Schedule I, or shall be the amount set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. Subject to Section 2.02(c), the initial aggregate amount of the Lenders’ Tranche A Commitments is S$37,500,000.
          “Tranche A Lender” means a Lender with a Tranche A Commitment or an outstanding Tranche A Loan.
          “Tranche A Loan” has the meaning specified in Section 2.01(a).
          “Tranche A Maturity Date” means, with respect to any Tranche A Loan, the date that is seven days after such Tranche A Loan.
Credit Facility Agreement

          “Tranche B”, when used in reference to any Borrowing refers to whether the Loans constituting such Borrowing, are made pursuant to Section 2.01(b).
          “Tranche B Availability Period” means the period from and including the Effective Date to and including the earlier of the date that is 21 days after the close of the Offer in accordance with the Singapore Takeover Code and March 21, 2007.
          “Tranche B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche B Loans hereunder during the Tranche B Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.05 or 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche B Commitment is the amount set forth on Schedule I, or shall be the amount set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. Subject to Section 2.02(c), the initial aggregate amount of the Lenders’ Tranche B Commitments is S$32,500,000.
          “Tranche B Lender” means a Lender with a Tranche B Commitment or an outstanding Tranche B Loan.
          “Tranche B Loan” has the meaning specified in Section 2.01(b).
          “Tranche B Maturity Date” means June 4, 2007.
          “Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.
          “Trust” means the Trust created pursuant to the Trust Agreement.
          “Trust Agreement” means the investment management trust agreement dated March 17, 2004 between the Borrower and the Trustee.
          “Trust Amount” means the amount of funds held in the Trust on the Record Date after paying all amounts for the conversion of shares to cash owing to shareholders who voted against the Acquisition.
          “Trust Amount Confirmation” means written certification from the Borrower in a form acceptable to the Administrative Agent which shall include certification on the following matters:
          (a) the Trust Amount; and
          (b) that subject to the Acquisition being consummated, there are no restrictions under the Trust Agreement or any other legal impediments preventing the immediate payment of the Trust Amount to the U.S. Dollar Debt Service Account.
Credit Facility Agreement

          “Trust Indenture Act” has the meaning specified in Section 8.01(c).
          “Trustee” means Continental Stock Transfer & Trust Company.
          “Trustee Payment Instruction” means the irrevocable payment instruction dated on or about the date of this Agreement from the Borrower to the Trustee (countersigned by DBS) to immediately pay all moneys available to be distributed to the Borrower pursuant to the Trust Agreement directly into the U.S. Dollar Debt Service Account, including the “Counsel Letter” and the “Instruction Letter” (each as defined therein) duly completed and executed.
          “U.S. Dollar Debt Service Account” means the account no. 0003-002655-01-6 denominated in U.S. Dollars and maintained in cash and opened and maintained by the Borrower in Singapore with DBS, to be solely operated by the Administrative Agent.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect
Credit Facility Agreement

and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
THE CREDITS
          SECTION 2.01. The Commitments.
          (a) Tranche A Loan. Subject to the terms and conditions set forth herein, each Tranche A Lender agrees to make one or more loans (each, a “Tranche A Loan”) to the Borrower during the Tranche A Availability Period in an aggregate principal amount not exceeding its Tranche A Commitment. Amounts prepaid or repaid in respect of Tranche A Loans may not be reborrowed.
          (b) Tranche B Loans. Subject to the terms and conditions set forth herein, each Tranche B Lender agrees to make one or more loans (each, a “Tranche B Loan”) to the Borrower during the Tranche B Availability Period in an aggregate principal amount not exceeding its Tranche B Commitment. Amounts prepaid or repaid in respect of Tranche B Loans may not be reborrowed.
          SECTION 2.02. Loans and Borrowings.
          (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Lending From Branches and Affiliates. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) Minimum Amounts; Limitation on Borrowings; Aggregate Amounts. Each Borrowing shall be in an aggregate amount of S$10,000,000 or a larger multiple of S$1,000,000. Borrowings of more than one class may be outstanding at the same time; provided that the Borrower shall not be permitted to make a Tranche B Borrowing until such time as Tranche A has been drawn in full. Tranche A Borrowings may not exceed the Trust Amount and aggregate Borrowings under Tranche A and Tranche B may not exceed S$62,000,000. There shall be no more than six Borrowings.
Credit Facility Agreement

          SECTION 2.03. Requests for Borrowings.
          (a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing not later than 11:00 a.m., Singapore time, three Business Days before the proposed date of such Borrowing. Each such Borrowing Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower.
          (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
          (i) whether the requested Borrowing is to be a Tranche A Borrowing or Tranche B Borrowing;
          (ii) the aggregate amount of the requested Borrowing; and
          (iii) the date of such Borrowing, which shall be a Business Day.
          (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. Funding of Borrowings.
          (a) Funding by Lenders and Release from the Accounts. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Singapore time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Singapore Dollar Debt Service Account. The Administrative Agent shall withdraw funds from the Singapore Dollar Debt Service Account (and the U.S. Dollar Debt Service Account, as applicable) to make payments on behalf of the Borrower in accordance with the Acquisition Payment Instruction.
          (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Swap Rate. If such Lender pays such amount to
Credit Facility Agreement

the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing from the date of such payment.
          SECTION 2.05. Termination and Reduction of the Commitments.
          (a) Scheduled Termination. Unless previously terminated, the Commitments of each Class shall terminate at 5:00 p.m., Singapore time, on the last day of the Availability Period for such Class.
          (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) the Borrower may not terminate or reduce the Tranche B Commitments until such time as the Tranche A Commitments has been terminated and (ii) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is S$10,000,000 or a larger multiple of S$1,000,000.
          (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least ten Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.
          (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of either Class shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
          SECTION 2.06. Repayment of Loans; Evidence of Debt.
          (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:
          (i) to the Administrative Agent for account of the Tranche A Lenders the outstanding principal amount of the Tranche A Loans on the Tranche A Maturity Date, and
          (ii) to the Administrative Agent for account of the Tranche B Lenders the outstanding principal amount of the Tranche B Loans on the Tranche B Maturity Date.
          (b) Manner of Payment. Prior to any repayment of any Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent in writing of such selection not later than 11:00 a.m., Singapore time, five Business Days before the scheduled date of such repayment. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid, such
Credit Facility Agreement

payment shall be applied to Borrowings of the applicable Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.
          (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
          (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (f) Promissory Notes. Any Lender may request that Loans of either Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.07. Prepayment of Loans.
          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
          (b) Mandatory Prepayments. The Borrower will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:
          (i) Equity Issuance. Immediately upon any Equity Issuance, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (c) of this Section.
Credit Facility Agreement

          (ii) Disposition of ChinaCast Shares. Immediately upon the Disposition of any shares of ChinaCast by the Borrower, the Borrower shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (c) of this Section.
          (iii) LTV Ratio. So long as the shares of ChinaCast are listed on the Singapore Exchange Securities Trading Limited (“SGX”), in the event that the LTV Ratio exceeds on any day 70.0%, the Borrower shall immediately prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount such that the LTV Ratio is equal to no more than 60.0% such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (c) of this Section. “LTV Ratio” means, at any time, the ratio of the aggregate outstanding Loans to the value of the shares of ChinaCast owned by the Borrower at such time. For purposes of this provision, the value of ChinaCast shares shall be determined at the close of business each day by reference to the lowest price at which a ChinaCast share is traded on that day (or if no trade is made on that day, the lowest price on the most recent day on which a trade occurred).
          (iv) Trust Amount Proceeds. Immediately upon the deposit into the U.S. Dollar Debt Service Account or the Singapore Dollar Debt Service Account of any Trust Amount proceeds, the Administrative Agent shall, and is hereby irrevocably authorized to, withdraw amounts to prepay on behalf of the Borrower outstanding Loans, such prepayment to be effected in each case in the manner and to the extent specified in clause (c) of this Section.
          (v) Dividends from ChinaCast. Immediately upon the deposit of any amounts into the U.S. Dollar Debt Service Account or the Singapore Dollar Debt Service Account on account of dividends (or any other form of capital distribution) of ChinaCast, the Administrative Agent shall, and is hereby irrevocably authorized to, withdraw amounts to prepay on behalf of the Borrower outstanding Loans, such prepayment to be effected in each case in the manner and to the extent specified in clause (c) of this Section.
          (c) Application. Prepayments and/or reductions of Commitments pursuant to this Section 2.07 shall be applied, first to repayment of Tranche A Loans and reduction of Tranche A Commitments until such time as the Tranche A Loans have been repaid in full and the Tranche A Commitments have terminated and thereafter to the repayment of Tranche B Loans and reduction of Tranche B Commitments, in each case, first to prepay the Loans of the applicable Class and second to reduce the Commitments of the applicable Class.
          (d) Notices, Etc. The Borrower shall notify the Administrative Agent in writing of any prepayment under clause (a) hereof not later than 11:00 a.m., Singapore time, five Business Days before the date of prepayment and of any mandatory prepayment under clause (b) hereof as soon as possible and in any event by not later than the date of such prepayment. Each
Credit Facility Agreement

such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09 and shall be made in the manner specified in Section 2.06(b). If such prepayment date is not an Interest Payment Date, the Borrower shall pay to each Lender the break funding payments pursuant to Section 2.12.
          SECTION 2.08. Fees.
          (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.1% on the average daily unused amount of the Commitments of such Lender for the period from and including the date hereof to but not including the earlier of the date such Commitments terminate and the last day of the Tranche B Availability Period. Accrued commitment fees shall be payable on the last day of each month and on the earlier of the date the relevant Commitments terminate and the last day of the Tranche B Availability Period, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) Upfront Fee. The Borrower agrees to pay to the Administrative Agent an upfront fee equal to 0.25% of the aggregate Commitments on the earlier to occur of (i) the initial drawdown of the Loans and (ii) the last day of the Tranche A Availability Period.
          (c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
          SECTION 2.09. Interest.
          (a) Loans. The Loans constituting each Borrowing shall bear interest at a rate per annum equal to the Swap Rate for the Interest Period for such Borrowing plus the Applicable Rate.
          (b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, for any Default
Credit Facility Agreement

Interest Period, at a rate per annum equal to 3.0% plus the rate applicable to such Loan as provided in paragraph (a) of this Section for such Default Interest Period.
          (c) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
          (d) Computation. All interest hereunder shall be computed on the basis of a year of 365 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Swap Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.10. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Borrowing, or of any Default Interest Period for any amounts under this Agreement or any other Loan Document, as the case may be:
          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Swap Rate for such Interest Period or Default Interest Period; or
          (b) if such Borrowing is of a particular Class of Loans, or if such amounts relate to a particular Class of Loans or Commitments, the Administrative Agent is advised by the Required Lenders of such Class that the Swap Rate for such Interest Period or Default Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period or their respective amounts for such Default Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy and the rate of interest on each Lender’s Loans for the relevant Interest Period or Default Interest Period will be the aggregate of (i) the Applicable Rate and (ii) the rate notified to the Administrative Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period or Default Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its Loans from whatever source it may reasonably select.
          SECTION 2.11. Increased Costs.
          (a) Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Swap Rate); or
          (ii) impose on any Lender or the Singapore interbank market any other condition affecting this Agreement or Loans made by such Lender;
Credit Facility Agreement

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof or on such other date as agreed by the Lenders.
          (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.12. Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default) or (b) the failure to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. The loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to, the amount (if any) by which (i) the interest which the Lender should have received for the period from the date of receipt of all or any part of the Loan or overdue amount to the last day of the current Interest Period in respect of that Loan or overdue amount, had the principal amount or overdue amount received been paid on the last day of that Interest Period, exceeds (ii) the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or overdue amount received by it on deposit with a leading bank in the Singapore interbank market for a period starting on the Business Day following receipt or
Credit Facility Agreement

recovery and ending on the last day of the current Interest Period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.13. Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
Credit Facility Agreement

          SECTION 2.14. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
          (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.11, 2.12 or 2.13, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Singapore time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to its account as designated in writing, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.11, 2.12, 2.13 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Singapore Dollars.
          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of fees then due to such parties, (ii) second, to pay interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties and (iii) third, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
          (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each Borrowing of any Class shall be allocated among the relevant Lenders, each payment of commitment fee under Section 2.08 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.05 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each payment or prepayment of principal of Tranche A Loan and Tranche B Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iii) each payment of interest on Tranche A Loan and Tranche B Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
          (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of
Credit Facility Agreement

the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Swap Rate.
          (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.14(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants to the Administrative Agent and the Lenders that:
          SECTION 3.01. Organization; Powers. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do
Credit Facility Agreement

business in, and is in good standing in, every jurisdiction where such qualification is required. Each of the Subsidiaries of the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
          SECTION 3.04. Financial Condition; No Material Adverse Change.
          (a) Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2005, reported on by Goldstein Golub Kessler LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2006, certified by the chief financial officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.
Credit Facility Agreement

          (b) No Material Adverse Change. Since December 31, 2005, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.
          SECTION 3.05. Properties.
          (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.06. Litigation.
          (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries
          (b) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters.
          SECTION 3.07. Environmental Matters. Neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Claim, (iii) has received notice of any claim with respect to any Environmental Claim or (iv) knows of any basis for any Environmental Claim.
          SECTION 3.08. Compliance with Laws and Agreements.
          (a) Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.
          (b) The Offer and the Acquisition have been made in compliance with all applicable laws, regulations and rules (including but not limited to the Companies Act, Chapter 50 of Singapore, the Securities and Futures Act, Chapter 289 of Singapore, the Singapore Code on Takeover and Mergers issued by the Securities Industries Council and the rules of the SGX).
Credit Facility Agreement

          SECTION 3.09. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          SECTION 3.10. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves.
          SECTION 3.11. ERISA; Non-U.S. Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. All pension or other employee benefit plans that are not subject to ERISA have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable plan documents or applicable laws to be paid or accrued by the Borrower and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
          SECTION 3.12. Disclosure. All agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject other than the Loan Documents, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect are set forth in Schedule II . None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          SECTION 3.13. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.
          SECTION 3.14. Agreements and Liens.
          (a) Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or
Credit Facility Agreement

other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date other than the Loan Documents and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.
          (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date and covering any property of the Borrower or any of its Subsidiaries other than pursuant to the Security Documents, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.
          SECTION 3.15. Capitalization. The authorized capital stock of the Borrower will consist, on the Effective Date of an aggregate of 21,000,000 shares consisting of (i) 20,000,000 shares of common stock, par value $0.0001 per share, of which 5,515,975 shares will be duly and validly issued and outstanding (no shares of which will be held in treasury), each of which shares will be fully paid and nonassessable and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which, no shares will be duly and validly issued and outstanding (and no shares of which will be held in treasury), each of which shares will be fully paid and nonassessable. As of the Effective Date, (x) except for 10,000 outstanding common stock purchase warrants of the Borrower (the “Warrants”), 9,200,000 of which Warrants have an exercise price of $5.00 per share and 800,000 of which Warrants have an exercise price of $6.95 per share, there will be no outstanding Equity Rights with respect to the Borrower and (y) except for the Warrants and the up to 902,744 shares of common stock of the Borrower whose holders may exercise their rights to convert their share of common stock to cash held in the trust account pursuant to the Trust Agreement, there will be no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor will there be any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.
          SECTION 3.16. Subsidiaries and Investments.
          (a) Subsidiaries. Set forth in Part A of Schedule V is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, and as of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule V, (x) each of the Borrower and its Subsidiaries owns, or will own on the Effective
Credit Facility Agreement

Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.
          (b) Investments. Set forth in Part B of Schedule V is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule V and other than Investments of the types referred to in clauses (b), (c), (d) and (e) of Section 6.05 held by the Borrower or any of its Subsidiaries in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III, each of the Borrower and its Subsidiaries owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.
          (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 6.08.
ARTICLE IV
CONDITIONS
          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):
          (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.
          (b) Opinions of Counsel
          (i) An opinion, dated the Effective Date, of Loeb & Loeb LLP, New York and Delaware counsel for the Borrower, in form and substance acceptable to the Administrative Agent, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Lenders shall reasonably request.
Credit Facility Agreement

          (ii) An opinion, dated the Effective Date, of Conyers Dill & Pearman, Bermuda counsel to DBS, in form and substance acceptable to the Administrative Agent.
          (iii) An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to the Lenders, in form and substance acceptable to the Administrative Agent.
          (iv) An opinion, dated the Effective Date, of Allen & Overy Shook Lin & Bok, Singapore counsel to DBS, in form and substance acceptable to the Administrative Agent.
          (v) Such other opinions as the Administrative Agent or any Lender shall reasonably request.
          (b) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
          (c) Officer’s Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.
          (d) Deed of Charge over Accounts. The Deed of Charge over Accounts, duly executed and delivered by the Borrower and the Administrative Agent, and the notice identified in the schedule thereto, duly executed and acknowledged. In addition, the Borrower shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interest created pursuant to the Deed of Charge over Accounts.
          (e) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and the Administrative Agent. In addition, the Borrower shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.
          (f) Deed of Share Charge. The Deed of Share Charge, duly executed and delivered by the Borrower and the Administrative Agent, and the notices identified in the schedules thereto, duly executed and acknowledged. In addition, the Borrower shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Deed of Share Charge.
          (g) Consummation of Acquisition. Evidence that the Record Date has occurred and that the Acquisition shall have been (or will be immediately following the funding of the Loans) consummated in all material respects and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the
Credit Facility Agreement

closing of the Acquisition such documents to be in a form acceptable to the Administrative Agent.
          (h) Undertakings. Evidence that the Borrower has received undertakings from shareholders of ChinaCast to sell to the Borrower more than 50.0% of the outstanding shares of ChinaCast and the Borrower has announced that its offer to acquire such shares is irrevocable.
          (i) Approval. Evidence that the shareholders of the Borrower have approved the Acquisition.
          (j) Payment Instructions. The Acquisition Payment Instruction and the Trustee Payment Instruction duly executed and acknowledged.
          (k) Trust Amount. Evidence of the Trust Amount, including but not limited to (i) certified copies of all written materials delivered in connection with, and all resolutions passed at, the special meeting of stockholders of the Borrower to be held on or about December 18, 2006 and (ii) the Trust Amount Confirmation, together with an opinion of counsel that, subject to the Acquisition being consummated, there are no restrictions under the Trust Agreement or any other legal impediments preventing the immediate payment of the Trust Amount to the U.S. Dollar Debt Service Account (which opinion, for the avoidance of doubt, may be included as part of the opinion referred to in clause (b)(i) above). Evidence that immediately following the funding of the Loans, the Trust Amount will be paid directly to the U.S. Dollar Debt Service Account in compliance with the Trust Agreement.
          (l) Due Diligence. Satisfactory completion of all due diligence by the Administrative Agent and Lenders with respect to the Borrower and ChinaCast, including with respect to (i) the terms of the Trust Agreement, (ii) the terms of the organizational documents of the Borrower and ChinaCast and (iii) the financial condition and ability of ChinaCast to pay dividends.
          (m) SEC and SGX. Evidence that all required approvals for the Acquisition have been obtained and all applicable waiting periods have expired, including without limitation evidence that the SEC has approved the acquisition and no other SEC approvals are required (including confirmation of this in the legal opinion referred to in Section 4.01(b)(i)).
          (n) Sub-Account Agreement. The Sub-Account Agreement duly executed by the Borrower and the Nominee, together with evidence that the Sub-Account has been opened.
          (o) Process Agents. Evidence that the Borrower shall have appointed agents for service of process acceptable to the Administrative Agent in New York and Singapore in respect of each Loan Document governed by New York law or Singapore law, as applicable, and such agent shall have accepted such appointment and confirmed that it has received payment of all fees for acting as such until the date occurring 12 months after the Tranche B Maturity Date.
          (p) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to DBS may reasonably request.
Credit Facility Agreement

          The obligation of each Lender to make its initial Loan hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of all legal counsel to DBS, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).
          The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., Singapore time, on December 27, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          SECTION 4.02. Each Loan. The obligation of each Lender to make any Loan is additionally subject to the satisfaction of the following conditions:
          (a) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan; and
          (b) at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.
          Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
          (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Goldstein Golub Kessler LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any
Credit Facility Agreement

qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
          (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and
          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.
          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
          (a) the occurrence of any Default;
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          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
          (c) the occurrence of any ERISA Event;
          (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and
          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
          Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.
          SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
          SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior
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notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
          SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property.
          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be deposited in the Singapore Dollar Debt Service Account and used only for the acquisition of outstanding shares in the capital of ChinaCast by the Borrower in accordance with Section 2.04(a) hereof and to pay fees, interest and other expenses related to the Acquisition and the Loans. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
          SECTION 5.09. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.
          Without limiting the generality of the foregoing, the Borrower will take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders, perfected security interests and Liens in accordance with the Security Documents.
          SECTION 5.10. Ownership of ChinaCast. The Borrower will at all times after the date of consummation of the Acquisition maintain direct ownership of more than 50.0% of the outstanding shares of ChinaCast.
          SECTION 5.11. Dividend Payment by ChinaCast.
          (a) The Borrower will procure as soon as possible after the Effective Date and in any event not later than the Tranche B Maturity Date, that ChinaCast declare, distribute and pay dividends (or other form of capital distribution) where the entitlement of the Borrower in relation to such dividends shall be for an amount not less than the amount required for the full payment of all amounts (including without limitation the principal and any interest thereon) due and payable to the Lenders under the Loans. The Borrower shall ensure that all dividends (and other forms of capital distribution) from ChinaCast to which the Borrower is entitled are immediately paid directly to the Singapore Dollar Debt Service Account.
          (b) On the date the Acquisition is consummated, the Borrower will deliver to the Administrative Agent the ChinaCast Payment Instruction, duly executed by the Borrower and acknowledged by ChinaCast.
          SECTION 5.12. The Accounts. (a) The Borrower shall establish and maintain the Accounts.
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          (b) Each Account shall be in the name of the Borrower but held with DBS and under the control of the Administrative Agent. Each Account shall be separate from all other accounts with DBS.
          (c) The Borrower irrevocably confirms the authority of (and directs and authorizes) the Administrative Agent to credit and transfer funds to pay all amounts due and payable from time to time by the Borrower to the Administrative Agent or the Lenders under the Loan Documents (including all amounts payable under Sections 9.03(a) and (b)), irrespective of whether any Borrowing is made hereunder.
ARTICLE VI
NEGATIVE COVENANTS
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
          SECTION 6.01. Indebtedness. The Borrower will not create, incur, assume or permit to exist any Indebtedness except Indebtedness created hereunder. The Borrower will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
          (a) Indebtedness existing on the date hereof and set forth in Part A of Schedule II (or, to the extent not meeting the minimum thresholds for required listing on Schedule II pursuant to Section 3.14, in an aggregate amount not exceeding S$5,000,000), but not any extensions, renewals or replacements of any such Indebtedness;
          (b) other unsecured Indebtedness in an aggregate principal amount not exceeding S$5,000,000 at any time outstanding.
          SECTION 6.02. Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Liens created pursuant to the Security Documents. The Borrower will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
          (a) Permitted Encumbrances; and
          (b) any Lien on any property or asset of any Subsidiaries existing on the date hereof and set forth in Part B of Schedule II (or, to the extent not meeting the minimum thresholds for required listing on Schedule II pursuant to Section 3.14, in an aggregate amount not exceeding S$5,000,000); provided that (i) no such Lien shall extend to any other property or
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asset of such Subsidiary and (ii) any such Lien shall secure only those obligations which it secures on the date hereof.
          SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except the Acquisition and in the case of its Subsidiaries for purchases of inventory and other property to be sold or used in the ordinary course of business. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of S$1,000,000 and (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms). The Borrower shall ensure that at all time it does not have any Subsidiaries other than ChinaCast.
          Notwithstanding the foregoing provisions of this Section:
          (a) any Subsidiary of the Borrower may be merged or consolidated with or into any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation;
          (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower; and
          (c) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary of the Borrower.
          SECTION 6.04. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than, in the case of the Borrower, holding ChinaCast shares and, in the case of ChinaCast, the business carried out on the date hereof.
          SECTION 6.05. Investments. The Borrower will not make or permit to remain outstanding any Investments except in connection with the Acquisition. The Borrower will not permit any of its Subsidiaries to make or permit to remain outstanding any Investments except:
          (a) Investments outstanding on the date hereof and identified in Part B of Schedule V;
          (b) operating deposit accounts with banks;
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          (c) Permitted Investments;
          (d) Investments by its Subsidiaries in the Borrower and its Subsidiaries; and
          (e) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business.
          SECTION 6.06. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.
          SECTION 6.07. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate.
          SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents.
ARTICLE VII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, unless the Borrower demonstrates to the satisfaction of the Administrative Agent that
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the failure to make such payment is to a technical error related to the remittance of funds and such failure is remedied within three Business Days;
          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made;
          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08, 5.09, 5.10, 5.11 or 5.12 or in Article VI or the Borrower shall default in the performance of any of its obligations contained in the Security Documents;
          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 15 or more days after the earlier of the Borrower becoming aware of such failure and notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;
          (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any of its Indebtedness, when and as the same shall become due and payable;
          (g) any event or condition occurs that results in any of its Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any of its Indebtedness or any trustee or agent on its or their behalf to cause any of its Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets or an order or decree approving or ordering any of the foregoing shall be entered;
          (i) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the
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appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
          (j) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
          (k) one or more judgments for the payment of money shall be rendered against the Borrower or any of its Subsidiaries or any combination or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;
          (l) an ERISA Event shall have occurred;
          (m) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) an Environmental Claim;
          (n) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower;
          (o) at any time after December 31, 2006, the Borrower shall cease to own more than 50.0% of ChinaCast;
          (p) the shares of ChinaCast cease to be listed on the SGX or trade in ChinaCast shares is suspended (unless the Administrative Agent shall have agreed otherwise in writing);
          (q) the Borrower shall not have procured all ChinaCast corporate approvals, including and board and shareholder approvals, necessary for the payment of dividends in accordance with Section 5.11 within 30 days after close of the Offer in accordance with the Singapore Takeover Code; or
          (r) the Trust Amount is not immediately and directly paid to the U.S. Dollar Debt Service Account;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the
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Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) take action to enforce the Lenders’ Liens over all or any part of the Collateral and (iv) exercise all other rights under any Loan Document and all remedies available at law; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. The proceeds of any collection, sale or realization of all or any part of the Collateral by the Administrative Agent under the Security Documents or the enforcement of such other rights thereunder, and any other cash at the time of such collection, sale or other realization held by the Administrative Agent under the Loan Documents, shall be applied by the Administrative Agent and paid to the relevant Secured Parties in the order of priority specified in Section 2.14(b) with any remaining proceeds of cash after the Release Date being applied as a payment to the Borrower or to its successors or permitted assigns, or as a court of competent jurisdiction may otherwise direct.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
          SECTION 8.01. Appointment. (a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
          (b) The Administrative Agent shall also act as the “Security Agent” under the Loan Documents, and each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens granted under the Security Documents, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Security Agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII (as though such co-agents, sub-agents and attorneys-in-fact were the “Security Agent” under the Loan Documents) as if set forth in full herein with respect thereto.
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          (c) In the event that DBS or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of the Borrower hereunder or under any Loan Document by or on behalf of DBS in its capacity as the Administrative Agent for the benefit of any Lender under any Loan Document (other than DBS or its Affiliates) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.
          SECTION 8.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          SECTION 8.03. Limitation on Duties. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be
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genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          SECTION 8.05. Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          SECTION 8.06. Resignation. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
          SECTION 8.07. Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Credit Facility Agreement

          SECTION 8.08. Amendments to Loan Documents. Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
          (a) if to the Borrower, to it at Great Wall Acquisition Corporation, 660 Madison Avenue, 15th Floor, New York, New York 10021 (Telecopy No. [___]; Telephone No. 1-212-753-0804);
          (b) if to the Administrative Agent, to DBS Bank Ltd, 6 Shenton Way #38-00, DBS Building Tower One Singapore 068809, Attention of Managing Director, Corporate & Investment Banking Group (Communications, Media & Technology) (Telecopy No. 65 6878 4972; Telephone No. 65 6878 5980); and
          (c) if to a Lender, to it at its address (or telecopy number) designated for such Lender on the signature pages hereof.
          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
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          SECTION 9.02. Waivers; Amendments.
          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
          (i) increase any Commitment of any Lender without the written consent of such Lender,
          (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
          (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
          (iv) change Section 2.14(d) without the consent of each Lender affected thereby, or
          (v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.
Credit Facility Agreement

          SECTION 9.03. Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lenders and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the Transactions and the Acquisition, the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions and the Acquisition or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
Credit Facility Agreement

          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Acquisition, any Loan or the use of the proceeds thereof.
          (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns.
          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:
          (i) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, the Administrative Agent must give its prior written consent to such assignment,
          (ii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than S$1,000,000 unless the Administrative Agent otherwise consents,
          (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of in an amount advised by the Administrative Agent,
Credit Facility Agreement

          (v) each assignment shall be pro-rata between the assigning Lender’s Tranche A and Tranche B Commitments; and
          (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent such additional information as the Administrative Agent shall request,
Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose vehicle (an “SPV”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Borrower may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Borrower under any of the Loan Documents. The making of a Loan by an SPV hereunder shall utilize the relevant Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to
Credit Facility Agreement

commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to the Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.
          (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
Credit Facility Agreement

          (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13(e) as though it were a Lender.
          (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
          (h) No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13, 5.12(c) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and
Credit Facility Agreement

inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Etc.
          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
          (c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Credit Facility Agreement

          (d) Service of Process. The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the “Process Agent”), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12. Treatment of Certain Information; Confidentiality.
          (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Credit Facility Agreement

          (b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Credit Facility Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GREAT WALL ACQUISITION CORPORATION

By

Name:

Title:
Credit Facility Agreement

DBS BANK LTD,

Individually and as Administrative Agent

By

Name:

Title:

DBS BANK LTD,

As Lender

By

Name:

Title:
Credit Facility Agreement

SCHEDULE I
Commitments

Name of Lender	Tranche A Commitment (S$)	Tranche B Commitment (S$)
DBS Bank Ltd	S$37,500,000	S$32,500,000
Credit Facility Agreement

SCHEDULE II
Agreements and Liens
Part A — Agreements
Investment Management Trust Agreement dated as of March 17, 2004 between Great Wall Acquisition Corporation and Continental Stock Transfer & Trust Company
Part B — Liens
None.
Schedule II to Facility Agreement

SCHEDULE III
Litigation
None.
Schedule III to Facility Agreement

SCHEDULE IV
Environmental Matters
None.
Schedule IV to Facility Agreement

SCHEDULE V
Subsidiaries and Investments
Part A — Subsidiaries
As of the date hereof:
None.
As of the Effective Date:
ChinaCast Communication Holdings Limited, a Bermuda corporation
More than 50.0% ownership
Part B — Investments
None.
Schedule IV to Facility Agreement

EXHIBIT A
[Form of Assignment and Acceptance]
ASSIGNMENT AND ACCEPTANCE
          Reference is made to the Credit Facility Agreement dated as of December 7, 2006 (as amended and in effect on the date hereof, the “Facility Agreement”), between Great Wall Acquisition Corporation, the Lenders named therein and DBS Bank Ltd, as Administrative Agent for the Lenders. Terms defined in the Facility Agreement are used herein with the same meanings.
          The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Facility Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Facility Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Facility Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Facility Agreement.
          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.13(e) of the Facility Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Facility Agreement, such additional information as the Administrative Agent shall request. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Facility Agreement.
          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.
Form of Assignment and Acceptance

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee’s Address for Notices:
Effective Date of Assignment
(“Assignment Date”)1:
          Principal Amount
Facility          Assigned
Commitment Assigned:            S$
Loans:
Fees Assigned (if any):
The terms set forth above and below are hereby agreed to:

[NAME OF ASSIGNOR] , as Assignor

By:

Name:

Title:

[NAME OF ASSIGNEE] , as Assignee

By:

[1]	Must be at least five Business Days after execution hereof by all required parties.

Name:
Title:
The undersigned hereby consents to the within assignment:2

DBS BANK LTD,

as Administrative Agent

By:

Name:

Title:

[2]	Consents to be included to the extent required by Section 9.04(b) of the Facility Agreement.